UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 4)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2021

Tilray, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38594	82-4310622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Madison Avenue, 19th Floor, New York, New York 10065
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (519) 322-8800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common stock, par value $0.0001 per share	TLRY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Explanatory Note.

On May 4, 2021, Tilray, Inc. (the “Company” or “Tilray”) filed a Current Report on Form 8-K (the “Original Report”) to report the closing of the Arrangement (as defined in the Original Report) and related matters under Items 2.01, 2.03, 2.04, 3.01, 3.02, 3.03, 5.07, 8.01 and 9.01 of Form 8-K, and a Current Report on Form 8-K/A (the “First Amendment”) to amend the Original Report to include additional matters relating to the closing of the Arrangement under Items 1.02, 5.01, 5.02 and 5.03.

On May 6, 2021, the Company filed a Current Report on Form 8-K/A (the “Second Amendment”) solely to amend, restate and supersede in its entirety Exhibit 99.4, filed with the Original Report, as amended by the First Amendment.

On June 25, 2021, the Company filed a Current Report on Form 8-K/A (the “Third Amendment”) solely to amend the Original Report to report the approval of a director compensation program, which occurred on June 21, 2021, as further described below, established in connection with the initial appointment of certain non-employee directors on April 30, 2021, upon the closing of the Arrangement.

This Current Report on Form 8-K/A (Amendment No. 4) is being filed pursuant to Instruction 2 to Item 5.02 of Form 8-K, solely to amend the Original Report (as amended by the First Amendment, the Second Amendment and the Third Amendment, the “Prior Filing”) to provide certain employment and compensation information for certain executives of the Company who were appointed on April 30, 2021.  At the time of the filing of the Original Report, the new employment and compensation terms had not been determined.

Capitalized terms used herein but not defined herein have the meanings given to such terms in the Prior Filing. Item 5.02 of the Prior Filing is amended and restated in its entirety as set forth below. Except as set forth herein, no other modifications have been made to the Prior Filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignations of Directors

As contemplated by the Arrangement Agreement, at the Effective Time, the size of the board of directors of Tilray (the “Board”) was increased to consist of nine directors. Each of Michael Auerbach, Rebekah Dopp, Soren Schroder and Christine St.Clare (the “Resigning Directors”) resigned from the Board and from all committees of the Board of which such individual was a member, effective as of the Effective Time.  The resignations are not a result of any disagreement between Tilray and any of the Resigning Directors or any matter relating to Tilray’s operations, policies, or practices.  In connection with the change of control of Tilray, the Board accelerated the vesting of all unvested equity awards granted to the Resigning Directors.

Appointment of Directors; Board Committees

The following persons are newly appointed directors following the closing.  For information concerning the directors, see the disclosures in the Joint Circular/Proxy under the section titled “Governance and Management of the Combined Company—Board of Directors of the Combined Company,” and the information set forth under Item 5.02 of Tilray’s Current Report on Form 8-K (File No. 001-38594) filed with the SEC on April 13, 2021, each of which is incorporated herein by reference.

Name	Age	Position
Irwin D. Simon†	62	Chairperson of the Board of Directors
Jodi Butts±(3)	48	Director
David F. Clanachan†(1)	59	Director
John M. Herhalt*(4)	63	Director
David Hopkinson±(2)(3)	49	Director
Thomas (Tom) Looney± (1)(2)	57	Director
Renah Persofsky†(6)(7)	62	Director
Walter Robb*(1)(5)	66	Director

*	Class I, with a term expiring at Tilray 2022 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal

†	Class II, with a term expiring at Tilray 2023 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal

±	Class III, with a term expiring at Tilray 2021 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee
(4)	Chair of the audit committee
(5)	Chair of the compensation committee
(6)	Chair of the nominating and corporate governance committee
(7)	Lead director

New Director Relationships

There are no family relationships between Irwin Simon, Jodi Butts, David Clanachan, John Herhalt, David Hopkinson, Tom Looney, Renah Persofsky and Walter Robb, and any director or executive officer of Tilray, and none has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Officers

As previously disclosed, on December 15, 2020, Brendan Kennedy, Tilray’s former chief executive officer and chairperson of the Board, submitted an irrevocable letter of resignation and release (the “Letter of Resignation”) whereby Mr. Kennedy resigned from all positions held at Tilray (other than as a member of the Board), with such resignations to be effective upon the Effective Time.  The Letter of Resignation also included a form of release agreement, which was entered into between Mr. Kennedy and Tilray as of the Effective Time, that, together with the Letter of Resignation, amends certain rights that Mr. Kennedy had under his employment agreement in consideration for the benefits that Mr. Kennedy received as a result of the completion of the Arrangement, including a severance payment and full accelerated vesting of all equity awards.

The foregoing description of the Letter of Resignation does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter of Resignation, which is attached as Exhibit 10.1 to the Original Report and incorporated herein by reference.

On April 29, 2021, Michael Kruteck notified Tilray of his intent to resign as chief financial officer of Tilray effective April 30, 2021, and terminate employment with Tilray effective May 6, 2021.  Mr. Kruteck’s resignation is not the result of any disagreement with Tilray on any matter relating to the Tilray’s operations, policies, or procedures.  In connection with Mr. Kruteck’s resignation, he was offered a severance benefits equal to twelve (12) months’ base salary and payment of COBRA premiums, target bonus, and acceleration of equity awards, which was calculated based on the terms of Sections 7 and 8 of his employment agreement, dated January 20, 2020, with Tilray, subject to his executing and not rescinding a customary release in a form acceptable to the Company (the “Kruteck Separation Agreement”).  Other than what is provided for in the Kruteck Separation Agreement (including a one-time payment equal to $38,709.00 for Mr. Kruteck performing certain services), Mr. Kruteck will not be entitled to any other compensation, payments or benefits from the Company or affiliates in connection with his resignation.  The foregoing description of the Kruteck Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Kruteck Separation Agreement which is attached as Exhibit 10.2 to the Original Report and incorporated herein by reference.

On April 28, 2021, Jon Levin resigned as chief operating officer of Tilray effective April 30, 2021.  Mr. Levin’s resignation is not the result of any disagreement with Tilray on any matter relating to the Tilray’s operations, policies, or procedures.  In connection with Mr. Levin’s resignation, he was offered a severance benefits equal to twelve (12) months’ base salary and payment of COBRA premiums, target bonus, and acceleration of equity awards, which was calculated based on the terms of Sections 7 and 8 of his employment agreement, dated January 13, 2020 and as amended September 21, 2020, with Tilray, subject to his executing and not rescinding a customary release in a form acceptable to the Company (the “Levin Separation Agreement”).  Other than what is provided for in the Levin Separation Agreement, Mr. Levin will not be entitled to any other compensation, payments or benefits from the Company or affiliates in connection with his resignation.  The foregoing description of the Levin Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Levin Separation Agreement which is attached as Exhibit 10.3 to the Original Report and incorporated herein by reference.

Appointment of Officers

Name	Age	Position
Irwin D. Simon*	62	President & Chief Executive Officer
Carl A. Merton†	51	Chief Financial Officer
Denise M. Faltischek	48	Chief Strategy Officer
James Meiers	63	Head of Canada

*	Principal executive officer
†	Principal financial officer and principal accounting officer

A brief biography for each of the foregoing newly appointed officers of the Company is set forth in the section of Exhibit 99.5 to this Current Report on Form 8-K/A entitled “Officers of Tilray,” which is incorporated by reference herein.

Employment Agreement with Mr. Simon

Overview; Base Salary.  On July 27, 2021 (the “Effective Date”), the Company entered into an employment agreement with Irwin D. Simon in connection with his appointment as Chief Executive Officer and Chairman of the Board, at an annual base salary of $1,700,000, effective as of May 1, 2021, which may be increased but not decreased, as determined at an annual review of his performance and compensation by the Compensation Committee of the Board (the “Compensation Committee”).

Annual Cash Bonus.  Mr. Simon is eligible to earn an additional annual performance-based cash bonus in amounts ranging from 200% of his base salary at “target” (the “Target Bonus”) to 350% of his base salary at “maximum,” if performance benchmarks, as determined in accordance with the employment agreement, are met.  For fiscal year 2021, the Compensation Committee has determined that Mr. Simon’s cash bonus will be at least $1,560,000, which the Company has agreed to pay no later than August 15, 2021.

Long-Term Incentive Awards.  Mr. Simon is also entitled to participate in Tilray’s Amended and Restated 2018 Equity Incentive Plan (the “LTIP”), or any other equity compensation plan adopted and/or modified from time to time by the Compensation Committee.  Mr. Simon is eligible to earn annual long-term incentive awards as a percentage of his base salary on the grant date of such awards, 250% of his base salary at “target”, with such percentage to be determined by the Board.  For fiscal year 2021, the Compensation Committee has determined that Mr. Simon’s annual RSU equity grant will be at least $2,600,000 in value as of the grant date, which the Company has agreed to grant no later than August 15, 2021.

One-Time Cash Bonus.  In exchange for Mr. Simon’s agreement to remain in his role as Chief Executive Officer or otherwise providing continued services through mutual agreement with the Company until December 31, 2022, Mr. Simon is entitled to receive a one-time cash bonus equal to $10,000,000 (less deductions and withholdings required by law) (the “Transformation Bonus”), which is payable within five days of the Effective Date.  The Transformation Bonus is subject to pro-rated clawback in the event Mr. Simon voluntarily resigns without “good reason” (other than in the event of his death or disability) prior to December 31, 2022.

One-Time Equity Awards.  In connection with the entry into his employment agreement, on July 27, 2021, Mr. Simon received the following one-time equity grants having an aggregate value as of the grant date equal to $15,000,000, calculated using the closing price of the Company’s Class 2 Common Stock on the grant date of July 27, 2021: (i) 392,772 performance-based restricted stock units (“PSUs”), subject to certain stock appreciation performance conditions and vesting as set forth in the employment agreement; (ii) 392,772 time-based restricted stock units (“RSUs”), which vest one-third on each of June 1, 2022, June 1, 2023, and June 1, 2024; and (iii) 392,772 restricted stock units (the “Synergy Equity Awards”), subject to performance-based vesting of 50% upon achievement of savings equal to $50,000,000 and 100% vesting upon achievement of savings of $80,000,000, and further subject to time-based vesting, with 50% vesting on July 27, 2022, and 25% vesting on each of July 27, 2023, and July 27, 2024, provided that the performance-based vesting conditions are satisfied as determined by the Compensation Committee.

Accelerated Vesting of Outstanding Equity Awards.  Pursuant to the employment agreement, the Company has agreed to accelerate all of the outstanding, pre-Arrangement Tilray equity awards held by Mr. Simon by no later than August 15, 2021.

Term; Termination. The term of Mr. Simon’s employment agreement became effective as of the Effective Date and will continue until otherwise terminated in accordance with its terms.  The employment agreement may be terminated by Mr. Simon at any time for any reason, provided that he gives the Company four weeks’ advance written notice of his resignation without “good reason” and subject to a notice and cure period in the event that he resigns with “good reason” as described below.

The employment agreement may also be terminated by Tilray for any reason, including with or without “cause,” subject to special notice rules in certain instances as described below.

As defined in Mr. Simon’s employment agreement, a termination for “cause” includes termination by the Company due to conviction of a felony or entry of a plea of guilty or nolo contender to any felony (other than relating to cannabis); refusal to perform his reasonably assigned duties for the Company (other than as a result of incapacity due to physical or mental illness); engaging in any act of material dishonesty or fraud; willful misconduct or gross negligence in the performance of his duties; material breach of his employment agreement (other than violations of policies); or willfully and materially violating material written policy applicable to Mr. Simon that directly results in the Company incurring material liability. Any termination due to Mr. Simon’s refusal to perform his reasonably assigned duties, material breach of his employment agreement or willful and material violation of material written policies requires the Company to provide prior written notice and a 30-day cure period to Mr. Simon.

Mr. Simon’s employment will be considered to be terminated with “good reason” if he resigns because the Company (i) reduces his base salary or fails to pay any amounts which he is due; (ii) materially reduces Mr. Simon’s titles, duties, authorities or reporting relationships; (iii) assigns duties to him that are materially inconsistent with the positions of Chief Executive Officer and Chairman of the Board; (iv) removes Mr. Simon from such positions, (v) requires that his principal place of employment be outside of New York County, New York; or (vi) materially breaches (or if any affiliate of the Company materially breaches) the employment agreement or any other agreement to which Mr. Simon is a party.  In this event, Mr. Simon must notify the Company within 30 days and must thereafter allow the Company 30 days to cure.

Other Benefits.  Mr. Simon is also entitled to (1) receive individual disability and life insurance coverage paid by the Company, (2) receive other executive benefits, including a car allowance of $1,200 per month and a Company-expensed smartphone and phone plan, (3) participate at the Company’s expense in all employee benefit plans maintained by Tilray for executive officers, including participation by Mr. Simon’s dependents to which they are eligible, and (4) receive other customary employee benefits.

Severance Benefits.  The employment agreement also includes severance benefits that are subject to signing a release under certain circumstances.  In the event Mr. Simon’s employment is terminated, whether by the Company or by Mr. Simon, and regardless of the reason therefor, he is entitled to receive the following severance benefits(i) accrued but unpaid base salary for services rendered to the date of termination; (ii) reimbursement for the business expenses incurred up to the date of termination; (iii) amounts he has earned and that are owed to him pursuant to any written agreements, compensation and/or equity plans or programs of the Company or any of its affiliates; (iv) amounts to which he is entitled pursuant to any employee benefit plans of the Company or any of its affiliates; and (v) any indemnification rights he has in connection with his service as an officer and/or director of the Company and/or its affiliates, whether pursuant to the Company’s governing documents or otherwise (collectively, the “Accrued Benefits”).

The following table provides a general summary of the post-employment payments and benefits to which Mr. Simon is entitled, depending on the triggering event for and certain other circumstances surrounding termination:

Termination Event
Severance Payment/Benefit	For “cause”/ without “good reason”	Death	Disability(1)	Without “cause”/ with “good reason”	Without “cause” or “good reason” following CIC(2)
Accrued Benefits	☒	☒	☒	☒	☒
Accrued but unpaid Annual Bonus	—	☒	☒	☒	☒
Acceleration Time-Based Portion of Equity Awards	—	☒	☒	☒	☒
Acceleration of Performance-Based Portion of Equity Awards	—	☒	—	—	—
Acceleration of Synergy Equity Awards (time and performance conditions waived)	—	☒	☒	—	☒
Base Salary + Target Bonus	—	—	☒	—	—
1.5x (Base Salary + Target Bonus)	—	—	—	☒	—
2.5x Base Salary + 2.5x Highest Bonus (excluding Transformation Bonus)	—	—	—	—	☒
Retirement and Welfare Benefit Continuation(3)	—	—	☒	☒	☒
Executive Benefits & Perquisite Continuation(4)	—	—	—	—	☒
Release Contingency(5)	—	—	☒	☒	☒

(1)
Under the employment agreement, “disability” means that Mr. Simon (i) has been determined to be “permanently disabled” or “totally disabled” under the Company’s long-term disability plan and (ii) has commenced receiving benefits pursuant to such plan.

(2)
Termination must occur within two years of a change of control (“CIC”) to qualify.  As further described below, Mr. Simon’s employment agreement includes a “best net benefit” provision with regard to any “parachute payments” under Section 280G of the Internal Revenue Code.

(3)	Benefits continue for 12 months, 18 months and 30 months, respectively, for terminations due to disability, without “cause” or with “good reason” or double trigger terminations.

(4)	30-month continuation of car allowance and Company-expensed lease for Mr. Simon’s office space and executive assistance located in New York City.

(5)	Acceleration of equity grants (or any component thereof), cash severance payment(s), and any continuation of benefits are subject to Mr. Simon signing a release of claims in the Company’s favor.

No Excise Tax Gross-Up.  Mr. Simon is not entitled to any “golden parachute” excise tax gross-up payments under the employment agreement.

Restrictive Covenants.  The employment agreement provides for certain confidentiality, intellectual property, cooperation and non-disparagement undertakings.  While employed with the Company, Mr. Simon’s employment agreement allows him to engage in other business activities that are not competitive with and do not conflict with the business of the Company, subject to certain exceptions for certain businesses that have been disclosed to and approved by the Board, and otherwise with the prior written consent of the Board.  In addition, during Mr. Simon’s employment and for a period of one year following termination for any reason, Mr. Simon is subject to non-competition and non-solicitation obligations.

Legal Fees.  The Company has agreed to pay for all reasonable legal fees and expenses incurred by Mr. Simon up to $40,000 in connection with the negotiation, review and preparation of his employment agreement.

The foregoing description of Mr. Simon’s employment agreement is a summary only, and accordingly, does not purport to be complete and is qualified in its entirety to the full text of the employment agreement, which the Company intends to file as an exhibit to its next periodic report.

Employment Agreements with Other Executive Officers

In connection with the management transitions disclosed in the Original Report, the Board approved a new form of executive employment agreement for executives other than the Chief Executive Officer (the “Executive Employment Agreements”) for each of the other newly appointed executives.  On July 26, 2021, the Company entered into employment agreements with each of Messrs. Merton and Meiers and Ms. Faltischek, in each case, effective as of May 1, 2021, on the terms and subject to the conditions of the Executive Employment Agreements.

The term of each Executive Employment Agreement is at-will beginning on May 1, 2021, and continuing until terminated in accordance with its terms.  The annual base salary of each executive is reflected below, subject to annual review and adjustment by the Compensation Committee:

Officer	Base Salary
Carl A. Merton	CAD $475,000
Denise M. Faltischek	USD $500,000
James Meiers	USD $500,000

During the employment period, each executive will be entitled to participate in the Company’s annual bonus plan at an annual target bonus opportunity of 100% of his or her annual base salary, subject to the achievement of performance goals to be established by the Compensation Committee.

In addition, each executive is entitled to participate in the Company LTIP and each executive is eligible to earn annual long-term incentive awards as a percentage of his or her base salary on the grant date of such awards at a “target” amount equal to 175% of his or her base salary, with such performance metrics to be determined by the Board.  The executives are also eligible to participate in the Company’s employee benefit plans and programs, and to receive a Company-expensed smartphone and phone plan as well as other fringe benefits made available to similarly situated executive officers.

In connection with the entry into their respective Executive Employment Agreement, on July 26, 2021, each of the executives received one-time equity grants having an aggregate value as of the grant date equal to $2,000,000 each, which were divided equally into 48,662 PSUs, 48,661 RSUs and 48,662 Synergy Equity Awards, calculated using the closing price of the Company’s Class 2 Common Stock on the grant date of July 26, 2021.  In addition, the executives received the following long-term incentive awards under the LTIP for fiscal year 2021:

Officer	Long-Term Incentive Award (RSUs)
Carl A. Merton	32,694
Denise M. Faltischek	26,687
James Meiers	26,687

Upon voluntary or involuntary termination of the executive’s employment, whether with or without “cause” or “good reason,” (including termination due to death or disability) the executive will be entitled to payment of any accrued but unpaid base salary, any incurred but unreimbursed business expenses, and any benefits earned, accrued and due under any qualified retirement plan or health and welfare benefit plan (the “Guaranteed Payments”).  In addition, all time-based equity awards then-held by the executive will be subject to accelerated vesting upon termination without “cause” or for “good reason.”

In addition to the Guaranteed Payments, each executive is eligible to receive severance compensation upon an involuntary termination of employment without “cause” or a voluntary termination of employment for “good reason” (in each case, as defined in the Executive Employment Agreement), subject to the executive executing and not rescinding a customary release in a form acceptable to the Company.  If such termination does not occur within twelve months after a “change of control,” the executive will be entitled to cash severance in the sum of 12-months’ of such executive’s then-base salary, plus a pro rata performance bonus at target.  If such termination does occur within twelve months after a “change of control,” the executive will be entitled to cash severance in the sum of 24-months’ of such executive’s then-base salary, plus two times (2x) such executive’s performance bonus at target, plus a pro rata performance bonus at target.  In addition, all equity awards then-held by the executive will be subject to accelerated vesting upon the executive’s death or termination without “cause” or for “good reason” following a “change of control.” Subject to timely election, the Company will pay on behalf of each executive the employer portion of the applicable COBRA premium for continuation of healthcare coverage for up to 12 months immediately following a termination without “cause” or for “good reason.”

In the event that the severance pay and other benefits provided for in the Executive Employment Agreement or otherwise payable to an executive constitutes “parachute payments” under Section 280G of the Internal Revenue Code and would be subject to excise taxes, then such benefits will either be delivered in full or delivered as to such lesser extent which would result in no portion of such severance pay and other benefits being subject to excise taxes, whichever results in the receipt by the executive of the greatest amount of benefits.

The executives are subject to customary obligations regarding confidentiality, intellectual property, and post-termination cooperation and will be restricted from competing against the Company or soliciting the Company’s employees, customers or business relationships for a period of twelve months following termination of employment.

The foregoing description of the Executive Employment Agreements are summaries only, and accordingly, do not purport to be complete and are qualified in their entirety by the full text of the Executive Employment Agreement for each of Mr. Merton, Ms. Faltischek, and Mr. Meiers, which the Company intends to file as exhibits to its next periodic report.

New Officer Relationships

There are no family relationships between Irwin Simon, Carl Merton, Denise Faltischek and James Meiers, and any director or executive officer of Tilray, and none has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Non-Employee Director Compensation Program

On June 21, 2021, the Compensation Committee, acting in consultation with Semler Brossy Consulting Group, LLC, its independent compensation consultant, approved a compensation program for its non-employee directors (the “Director Compensation Program”).

Under the Director Compensation Program, the Company’s non-employee directors are entitled to receive the following equity and cash compensation:

●
a one-time equity award equal to $200,000 in RSUs in connection with their initial election or appointment to the Board as a non-employee director, subject to three (3) year equal and ratable vesting, assuming continued Board service for such period(s);

●
an annual equity award equal to $200,000 in RSUs in connection with their initial election or appointment to the Board and upon re-election at each subsequent annual meeting of stockholders, subject to 100% “cliff” vesting on the earlier of the (i) one (1) year anniversary of such grant date or (ii) next annual stockholder meeting, assuming continued Board service for such period;

●	an annual $120,000 cash retainer (earned and payable in equal monthly installments on the first day of each month);

●	an annual $20,000 cash retainer for service as a committee chair (earned and payable in equal installments on the first day of each month); and

●	an annual $90,000 cash retainer for service as lead independent director (earned and payable in equal installments on the first day of each month).

Each RSU was issued pursuant to the LTIP and the form of restricted stock unit agreement previously adopted by the Compensation Committee (the “RSU Agreement”) and will vest as described above, with accelerated vesting solely upon death or disability prior to the scheduled vesting date, and subject to the other terms and conditions in the applicable RSU Agreement.  On June 21, 2021, all of the Company’s non-employee directors were granted both an initial equity grant and an annual equity grant for their 2021 Board service on the terms described above. The foregoing description of the RSU Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which was previously filed as Exhibit 10.4 to the Company’s Form S-1/A (File No. 333-235581) filed with the Securities and Exchange Commission on July 9, 2018.

For 2021, the annual cash retainers are effective as of May 1, 2021, and will be paid on a pro-rated monthly basis. The full annual equity-based component was granted on June 21, 2021, subject to 100% “cliff” vesting on the close of business of the first anniversary of the grant date, assuming continued Board service for such period.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

2.1
Arrangement Agreement by and between Tilray and Aphria dated December 15, 2020 (incorporated by reference to Exhibit 2.1 of Tilray’s Current Report on Form 8-K (File No. 001-38594), filed with the SEC on December 21, 2020).

2.2
Amendment No. 1 to Arrangement Agreement and Plan of Arrangement by and between Tilray and Aphria dated February 19, 2021(incorporated by reference to Exhibit 2.1 of Tilray’s Current Report on Form 8-K (File No. 001-38594), filed with the SEC on February 22, 2021).

4.1
Indenture dated as of April 23, 2019, between Aphria Inc. and GLAS Trust Company LLC, relating to Aphria Inc.’s 5.25% Convertible Senior Notes due 2024 (incorporated by reference to Exhibit 4.1 of Tilray’s Current Report on Form 8-K (File No. 001-38594), filed with the SEC on May 4, 2021).

4.2
First Supplemental Indenture dated as of April 30, 2021, among Aphria Inc., Tilray, Inc. and GLAS Trust Company LLC (incorporated by reference to Exhibit 4.2 of Tilray’s Current Report on Form 8-K (File No. 001-38594), filed with the SEC on May 4, 2021).

10.1
Resignation Letter and Release by and between Tilray and Brendan Kennedy dated December 15, 2020 (incorporated by reference to Exhibit 10.1 of Tilray’s Current Report on Form 8-K (File No. 001-38594), filed with the SEC on May 4, 2021).

10.2±
Separation Agreement and Complete Release dated as of April 30, 2021, by and between Michael Kruteck and Tilray, Inc (incorporated by reference to Exhibit 10.2 of Tilray’s Current Report on Form 8-K (File No. 001-38594), filed with the SEC on May 4, 2021).

10.3±
Separation Agreement and Complete Release dated as of April 29, 2021, by and between Jon Levin and Tilray, Inc. (incorporated by reference to Exhibit 10.3 of Tilray’s Current Report on Form 8-K (File No. 001-38594), filed with the SEC on May 4, 2021).

23.1	Consent of PricewaterhouseCoopers LLP (incorporated by reference to Exhibit 23.1 of Tilray’s Current Report on Form 8-K (File No. 001-38594), filed with the SEC on May 4, 2021).
99.1	Press release dated May 3, 2021 (incorporated by reference to Exhibit 99.1 of Tilray’s Current Report on Form 8-K (File No. 001-38594), filed with the SEC on May 4, 2021).
99.2
Audited consolidated statements of financial position of Aphria Inc. and its subsidiaries as of May 31, 2020 and 2019, and the related consolidated statements of loss and comprehensive loss, changes in equity and cash flows for the years then ended, together with the Report of Independent Registered Public Accounting Firm thereon and the notes thereto (incorporated by reference to Exhibit 99.2 of Tilray’s Current Report on Form 8-K (File No. 001-38594) filed with the SEC on February 25, 2021).

99.3
Unaudited condensed interim consolidated financial statements of Aphria for the three and nine months ended February 28, 2021 and February 29, 2020, and the notes related thereto (incorporated by reference to Exhibit 99.3 of Tilray’s Current Report on Form 8-K (File No. 001-38594), filed with the SEC on May 4, 2021).

99.4
Unaudited pro forma condensed consolidated financial statements of Tilray (after giving effect to the Arrangement), as of February 28, 2021, for the nine months ended February 28, 2021 and for the year ended May 31, 2020 (incorporated by reference to Exhibit 99.4 of Tilray’s Current Report on Form 8-K (File No. 001-38594), filed with the SEC on May 6, 2021).

99.5*	Certain disclosures regarding the officers of Tilray, Inc. following completion of the Arrangement.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

±	Indicates a management or compensatory plan or description thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILRAY, INC.

Dated: July 30, 2021	By:	/s/ Carl A. Merton
	Name:	Carl A. Merton
	Title:	Chief Financial Officer